                                                                    EXHIBIT 3(a)

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                   ARTICLES OF INCORPORATION OF THE COMPANY,
                        IN EFFECT AS OF THE DATE HEREOF


                          CERTIFICATE OF INCORPORATION

                                       OF

                           SIGA PHARMACEUTICALS, INC.


     THE UNDERSIGNED, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the "Law"), hereby certifies as follows:

     ARTICLE (i) The name of the corporation is SIGA PHARMACEUTICALS, INC. (the "Corporation").

     ARTICLE (ii) The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle 19805. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

     ARTICLE (iii) The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the Law.

     ARTICLE (iv) The total number of shares of stock which the Corporation shall have authority to issue is twenty million (20,000,000), of which stock fifteen million (15,000,000) shares of the par value of One Cent ($0.01) each, amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000), shall be Common Stock, and of which five million (5,000,000) shares of the par value of One Cent ($0.01) each, amounting in the aggregate to Fifty Thousand Dollars ($50,000), shall be Preferred Stock.

     The Board of Directors shall have the authority to fix by Resolution the voting powers (full, limited, multiple, fractional or none), designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Preferred Stock or any class or series thereof prior to or concurrently with the issuance of such shares.

     There shall be no cumulative voting rights for the Common Stock.

     The holders of the Common Stock and the Preferred Stock shall be entitled to dividends, when, as and if declared by the Board of Directors of the Corporation, payable at such time or times as the Board of Directors may determine.

     Subject to the determination of the Board of Directors with regard to the Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, all

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remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed in equal amounts per share and without preference or priority of one class of common stock over the other.

     Any action may be taken by the stockholders of the Corporation by their written consent without a stockholders' meeting.

     No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     ARTICLE (v) The name and mailing address of the Sole Incorporator is as follows:

               William J. Ward
               20 North Wacker Drive
               Suite 2200
               Chicago, Illinois  60606

     ARTICLE (vi) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws of the Corporation. No election of directors need be by ballot unless the by-laws so provide.

     ARTICLE (vii) The Corporation hereby expressly elects not to be governed by Section 203 of the Law.

     ARTICLE (viii) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Law, or (iv) from any transaction from which the director derived an improper personal benefit.

     ARTICLE (ix) The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by

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or in the right of the Corporation), by reason of his acting as a director of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that, the Corporation shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or
(ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise.

     ARTICLE (x) No amendment to or repeal of Article 8 or Article 9 of this Certificate of InCorporation shall apply to or have any effect on the rights of any individual referred to in Article 8 or Article 9 for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

     ARTICLE (xi) Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     ARTICLE (xii) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

     ARTICLE (xiii)  The Corporation shall have perpetual existence.

     IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of December, 1995.

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                                  /s/ William J. Ward
                                  -------------------
                                  WILLIAM J. WARD
                                  SOLE INCORPORATOR

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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SIGA PHARMACEUTICALS, INC.
                           --------------------------


                     (Original Certificate of Incorporation
                            filed December 28, 1995)
                                  -----------------


          SIGA PHARMACEUTICALS, INC. (the "Corporation"), a corporation
          --------------------------
organized and existing under the General Corporation Law of the State of Delaware (as amended from time to time, the "Law"), does hereby certify:

     I. That, by a written consent executed in accordance with Section 141(f) of the Law and effective December 28, 1995, the Board of Directors of the
                         -----------------
Corporation adopted a resolution setting forth the Amendment to Certificate of Incorporation set forth below (referred to therein as the "Amendment"), declaring its advisability, and submitting it to the stockholders entitled to vote in respect thereof.

     II. That, by written consent executed in accordance with Section 228 of the Law, the Stockholders of the Corporation have approved the adoption of the Certificate of Amendment to the Certificate of Incorporation set forth below.

     RESOLVED, that Article 4 of the certificate of incorporation of the Corporation is hereby amended in its entirety to read as follows:

     "ARTICLE 4. The total number of shares of stock which the Corporation shall have authority to issue is thirty-five million (35,000,000), of which twenty-five million (25,000,000) shares of the par value of One Cent ($0.01) each, amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000), shall be Common Stock, and of which ten million (10,000,000) shares of the par value of One Cent ($0.01) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000), shall be Preferred Stock.

     The Board of Directors shall have the authority to fix by Resolution the voting powers (full, limited, multiple, fractional or none), designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Preferred Stock or any class or series thereof prior to or concurrently with the issuance of such shares.

     There shall be no cumulative voting rights for the Common Stock.


     The holders of the Common Stock and the Preferred Stock shall be entitled to dividends, when, as and if declared by the Board of Directors of

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the Corporation, payable at such time or times as the Board of Directors may determine.

     Subject to the determination of the Board of Directors with regard to the Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, all remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed in equal amounts per share and without preference or priority of one class of common stock over the other.

     Any action may be taken by the stockholders of the Corporation by their written consent without a stockholders' meeting.

     No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its Vice-President and Secretary on December 28, 1995.
                      --


                        SIGA PHARMACEUTICALS, INC.
                        --------------------------



                        By: /s/ Joshua Schein
                            -------------------------------------------
                            Joshua Schein, Vice-President and Secretary

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                          CERTIFICATE OF CORRECTION OF

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

                                       OF

                           SIGA PHARMACEUTICALS, INC.



     It is hereby certified that:

     1.   The name of the corporation is Siga Pharmaceuticals, Inc.

     2. The Amendment to Certificate of Incorporation, which was filed by the Secretary of State of Delaware on December 28, 1995, is hereby corrected.

     3. The defect to be corrected in said instrument is found in Article 4. With the defect underlined, Article 4 as previously filed reads as follows:

          "Article 4. The total number of shares of stock which the Corporation shall have the authority to issue is thirty-five million (35,000,000), of which twenty-five million (25,000,000) of the par value of One Cent
                                                                        --------
          ($0.01) each, amounting in the aggregate to Two Hundred Fifty Thousand
          -------                                     --------------------------
          Dollars ($250,000.00), shall be Common Stock, and of which ten million
          ---------------------
          (10,000,000) shares of the par value of One Cent ($0.01) each,
                                                  ----------------
          amounting in the aggregate to One Hundred Thousand Dollars
                                        ----------------------------
          ($100,000.00), shall be Preferred Stock.
          -------------

     4.   Article 4 in corrected form is as follows:

          "Article 4. The total number of shares of stock which the Corporation shall have the authority to issue is thirty-five million (35,000,000), of which twenty-five million (25,000,000) of the par value of One Hundredth of One Cent ($.0001) each, amounting in the aggregate to Two Thousand Five Hundred Dollars ($2500.00), shall be Common Stock, and of which ten million (10,000,000) shares of the par value of One Hundredth of One Cent ($.0001) each, amounting in the aggregate to One Thousand Dollars ($1000.00), shall be Preferred Stock.

     Signed on February 6, 1996


                                         SIGA PHARMACEUTICALS, INC.

                                    By:  /s/ Joshua Schein
                                         ----------------------------
                                         Joshua Schein
                                         Vice President and Secretary

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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SIGA PHARMACEUTICALS, INC.
                           --------------------------



                     (Original Certificate of Incorporation
                            filed December 28, 1995)
                                  -----------------


          SIGA PHARMACEUTICALS, INC. (the "Corporation"), a corporation
          --------------------------
organized and existing under the General Corporation Law of the State of Delaware (as amended from time to time, the "Law"), does hereby certify:

     I. That, by a written consent executed in accordance with Section 141(f) of the Law and effective December 6, 1996 the Board of Directors of the Corporation adopted a resolution setting forth the Amendment to Certificate of Incorporation set forth below (referred to therein as the "Amendment"), declaring its advisability, and submitting it to the stockholders entitled to vote in respect thereof.

     II. That, by written consent executed in accordance with Section 228 of the Law, the Stockholders of the Corporation have approved the adoption of the Certificate of Amendment to the Certificate of Incorporation set forth below.

     The following paragraph shall be added to the end of Article 4 of the Certificate of Incorporation of the Corporation:

     "As of December 6, 1996, each 6 shares of the Corporation's Common Stock outstanding on the record date set by the Board, shall be split and changed (without changing the par value thereof), into one share of the Corporation's Common Stock. Any fractional shares resulting from this reverse stock split will be rounded up to the next highest whole share."

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation to be signed by its Vice President on December 6, 1996.


                        SIGA PHARMACEUTICALS, INC.


                        By: /s/ Joshua D. Schein
                            ---------------------------------------
                             Joshua D. Schein, Vice President

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